EXHIBIT 11


INDEPENDENT AUDITORS' CONSENT



American Skandia Trust:

     We consent to the use in Post-Effective Amendment No. 20 to Registration Statement No. 33-24962 of our report dated February 9, 1996 appearing in the Statement of Additional Information which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.




/s/ DELOITTE & TOUCHE LLP
Princeton, New Jersey
December 18, 1996